================================================================================

                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                       ________________________________

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                       ________________________________

                            NETSOLVE, INCORPORATED
            (Exact name of registrant as specified in its charter)

               DELAWARE                                  75-2094811-2
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                           12331 RIATA TRACE PARKWAY
                               AUSTIN, TX  78727
         (Address of principal executive offices, including zip code)

                     ____________________________________

     Securities to be registered pursuant to Section 12(b) of the Act:  None

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

     If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box.
     [ ]

     Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.01 per share

                      ___________________________________

     The Commission is respectfully requested to send copies of all notices, orders and communications to:

                         Timothy A. Mack, Esq.          .
                         L. Scott Austin, Esq.
                         Worsham, Forsythe & Wooldridge, L.L.P.
                         1601 Bryan Street, 30th Floor
                         Dallas, Texas  75201



================================================================================

Item 1.   Description of Registrant's Securities to be Registered.
          -------------------------------------------------------

          The description of the Common Stock of the Registrant set forth under "Description of Capital Stock -- Common Stock " in the prospectus contained in the Registrant's Registration Statement on Form S-1, Reg. No. 333-65691, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, is incorporated herein by reference.

Item 2.   Exhibits.
          --------

          The following exhibits, constituting all of the constituent instruments that define the rights of the holders of the Common Stock being registered, including any contracts or other documents which limit or qualify the rights of such holders, are incorporated by reference to the Registrant's Registration Statement on Form S-1, Reg. No. 333-65691, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended ( the "S-1 Registration Statement"):

          (a) Composite of Existing Restated Certificate of Incorporation of the Registrant, together with all amendments thereto, filed as Exhibit 3.1 to the S-1 Registration Statement.

          (b) Form of Certificate of Amendment to be filed, filed as Exhibit 3.2 to the S-1 Registration Statement.

          (c) Form of Restated Certificate of Incorporation, as amended, to be in effect upon the closing of the offering registered under the Registration Statement, filed as Exhibit 3.3 to the S-1 Registration Statement.

          (d) By-laws of the Registrant, filed as Exhibit 3.4 to the S-1 Registration Statement.


                                   SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:    October 20, 1998

                                         NETSOLVE, INCORPORATED


                                         By:  /s/ Craig S. Tysdal
                                              ----------------------------------
                                              Craig S. Tysdal, President and
                                              Chief Executive Officer